Exhibit 21

Level 3 Communications, Inc.
Subsidiaries of the Registrant

Entity Name	Jurisdiction
650 Townsend Facility Company, LLC	California
Ameritel Management, Inc.	British Columbia
AmSoft Information Services Limited	Mauritius
Broadwing Communications, LLC	Delaware
Broadwing, LLC	Delaware
BTE Equipment, LLC	Delaware
CCC Canada Holding, Inc.	Delaware
Continental Holdings Inc.	Wyoming
Continental Level 3, Inc.	Delaware
Continental Mineral Sales, Inc.	Delaware
Corvis Canada Inc.	Canada
Corvis Gratings Company	Nova Scotia
Eldorado Acquisition Two, Inc.	Delaware
Fibernet UK Limited	England & Wales
Front Range Insurance Company, Inc.	Hawaii
FTV Communications, LLC	Delaware
GC Impsat Holdings I Limited	England & Wales
GC Impsat Holdings II Limited	England & Wales
GC Pan European Crossing UK Limited	England & Wales
GC SAC Argentina S.R.L.	Argentina
Global Crossing (Bidco) Limited	England & Wales
Global Crossing Americas Solutions Inc.	Delaware
Global Crossing Cyprus Holdings Limited	Cyprus
Global Crossing Hong Kong Limited	Hong Kong
Global Crossing International Networks Ltd.	Bermuda
Global Crossing International, Ltd.	Bermuda
Global Crossing Japan K.K.	Japan
Global Crossing Local Services, Inc.	Michigan
Global Crossing North America, Inc.	New York
Global Crossing North American Holdings, Inc.	Delaware
Global Crossing PEC Danmark ApS	Denmark
Global Crossing PEC Norge AS	Norway
Global Crossing Singapore Pte. Ltd.	Singapore
Global Crossing Telecommunications, Inc.	Michigan
Global Crossing Telecommunications-Canada, Ltd.	Canada
Global Crossing Telemanagement VA, LLC	Virginia
Impsat Fiber Networks, Inc	Delaware
IP Networks, Inc.	Delaware
KMI Continental Lignite, Inc.	Delaware
Legend Circle Holdings, Inc.	Delaware

Level 3 Argentina, S.A.	Argentina
Level 3 Asia, Inc.	Delaware
Level 3 CDN Hong Kong Limited	Hong Kong
Level 3 CDN International, Inc.	Delaware
Level 3 Chile S.A.	Chile
Level 3 Colombia S.A.	Colombia
Level 3 Communications (Asia Pacific) Limited	Hong Kong
Level 3 Communications (Austria) Limited	England & Wales
Level 3 Communications (Denmark) Limited	England & Wales
Level 3 Communications (IMPSAT) Nederland B.V.	The Netherlands
Level 3 Communications (Ireland) Limited	Ireland
Level 3 Communications (Servecast) Limited	England & Wales
Level 3 Communications A.B.	Sweden
Level 3 Communications AS	Norway
Level 3 Communications Australia Pty Ltd	Australia
Level 3 Communications Canada Co.	Nova Scotia
Level 3 Communications EOOD	Bulgaria
Level 3 Communications Espaňa S.A.	Spain
Level 3 Communications Estonia OÜ	Estonia
Level 3 Communications Europe Limited	England & Wales
Level 3 Communications France SARL	France
Level 3 Communications GmbH	Germany
Level 3 Communications Hungary Holdings Vagyonkezelö Korlátolt Felelösségü Társaság	Hungary
Level 3 Communications Italia S.R.L.	Italy
Level 3 Communications K.K.	Japan
Level 3 Communications Kft	Hungary
Level 3 Communications Limited	Ireland
Level 3 Communications Limited	England & Wales
Level 3 Communications of Virginia, Inc.	Virginia
Level 3 Communications Oy	Finland
Level 3 Communications PEC België b.v.b.a.	Belgium
Level 3 Communications PEC GmbH	Austria
Level 3 Communications PEC Holdings B.V.	The Netherlands
Level 3 Communications PEC Ireland Limited	Ireland
Level 3 Communications PEC Luxembourg I S.á.r.l.	Luxembourg
Level 3 Communications PEC Luxembourg II S.á.r.l.	Luxembourg
Level 3 Communications PEC Nederland B.V.	The Netherlands
Level 3 Communications PEC Services Europe Limited	Ireland
Level 3 Communications PEC Services Ireland Limited	Ireland
Level 3 Communications PEC Telekomünikasyon Hizmetleri Limited Şirketi	Turkey
Level 3 Communications PEC Ukraine LLC	Ukraine
Level 3 Communications S.A.	Belgium
Level 3 Communications S.R.L.	Romania
Level 3 Communications s.r.o.	Czech Republic

Level 3 Communications South Africa (Pty) Limited	South Africa
Level 3 Communications Sp. z o. o.	Poland
Level 3 Communications spol. s.r.o.	Slovakia
Level 3 Communications St. Croix, Inc.	US Virgin Islands
Level 3 Communications Switzerland AG	Switzerland
Level 3 Communications UK Limited	England & Wales
Level 3 Communications, B.V.	The Netherlands
Level 3 Communications, Inc.	Delaware
Level 3 Communications, LLC	Delaware
Level 3 Comunicacoes do Brasil Ltda.	Brazil
Level 3 Cortland, Inc.	Delaware
Level 3 Ecuador LVLT S.A.	Ecuador
Level 3 Enhanced Services, LLC	Delaware
Level 3 EON, LLC	Delaware
Level 3 Europe B.V.	The Netherlands
Level 3 Financing, Inc.	Delaware
Level 3 GC Limited	Bermuda
Level 3 Holdings, B.V.	The Netherlands
Level 3 Holdings, Inc.	Delaware
Level 3 International Services, Inc.	Delaware
Level 3 International, Inc.	Delaware
Level 3 Komunikacijske Usluge d.o.o.	Croatia
Level 3 Latin American Solutions, LLC	Delaware
Level 3 Mexico II, S. de R.L. de C.V.	Mexico
Level 3 Mexico Landing S. de R.L.	Mexico
Level 3 Mexico Servicios, S. de R. L. de C. V.	Mexico
Level 3 Mexico, S. de R.L. de C.V.	Mexico
Level 3 Panama, Inc.	Panama
Level 3 Participacoes E Comercial Ltd.	Brazil
Level 3 PEC Czech s. r. o.	Czech Republic
Level 3 Peru S.A.	Peru
Level 3 telekomunikacijske d.o.o.	Slovenia
Level 3 Venezuela S.A.	Venezuela
Level Three Communications Costa Rica, S.R.L.	Costa Rica
Level Three Communications Kenya Limited	Kenya
Level 3 Communications S.a.r.l.	Luxembourg
OOO "Level 3 Communications"	Russia
PAC Panama Ltd.	Bermuda
SAC Brasil Holding Ltda.	Brazil
SAC Brasil S.A.	Brazil
SAC Panama, S.A.	Panama
SAC Peru S.R.L.	Peru
TelCove of Pennsylvania, LLC	Delaware
TelCove Operations, LLC	Delaware
Telecom Infrastructure Hardware S.R.L.	Peru

Vyvx, LLC	Delaware
Whitney Holding Corp.	Nebraska
Williams Communicaciones Chile Limitada	Chile
WilTel Communications (Cayman) Limited	Cayman Islands
WilTel Communications Network, Inc.	New Brunswick
WilTel Communications Pty Limited	Australia
WilTel Communications, LLC	Delaware
WilTel International Telecom (Chile) Limited	Cayman Islands
XCOM Technologies Of New York, Inc.	New York